                                 SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement             / /  Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       COMMISSION FILE NO. 0-20845

                    BIG BUCK BREWERY & STEAKHOUSE, INC.
             (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------------

5)   Total fee paid:
                    ----------------------------------------------------------

/ /  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)   Amount Previously Paid:
                            --------------------------------------------------
2)   Form, Schedule or Registration Statement No.:
                                                   ---------------------------
3)   Filing Party:
                  ------------------------------------------------------------
4)   Date Filed:
                --------------------------------------------------------------

                  BIG BUCK BREWERY & STEAKHOUSE, INC.
                      550 SOUTH WISCONSIN STREET
                       GAYLORD, MICHIGAN 49735




                           August 12, 1998


Dear Shareholder:

       I am pleased to invite you to attend the Special Meeting of Shareholders of Big Buck Brewery & Steakhouse, Inc., to be held at Big Buck Brewery & Steakhouse, 550 South Wisconsin Street, Gaylord, Michigan, on September 15, 1998, at 9:00 a.m. local time.

       At the Special Meeting you will be asked to approve an amendment to the Company's Restated Articles of Incorporation to increase the Company's authorized capital stock and to authorize the issuance of preferred stock. The accompanying material contains the Notice of Special Meeting, the Proxy Statement, which includes information about the matters to be acted upon at the Special Meeting, and the related proxy card.

       I sincerely hope you will be able to attend the Company's Special Meeting. Whether or not you are able to attend the Special Meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you do attend the Special Meeting in person, you may withdraw your proxy and vote personally on any matters brought properly before the Special Meeting.

                                       Sincerely,

                                       BIG BUCK BREWERY & STEAKHOUSE, INC.

                                       /s/ William F. Rolinski
                                       ----------------------------------------
                                       William F. Rolinski
                                       President and Chief Executive Officer

                  BIG BUCK BREWERY & STEAKHOUSE, INC.
                      550 SOUTH WISCONSIN STREET
                       GAYLORD, MICHIGAN 49735


                        --------------------
                               NOTICE
                                 OF
                    SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD
                         SEPTEMBER 15, 1998
                        --------------------


       NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders (the "Special Meeting") of Big Buck Brewery & Steakhouse, Inc., a Michigan corporation (the "Company"), will be held at Big Buck Brewery & Steakhouse, 550 South Wisconsin Street, Gaylord, Michigan, on September 15, 1998, at 9:00 a.m. local time, for the following purpose, as more fully described in the accompanying Proxy Statement:

       1. To consider and vote upon an amendment to the Restated Articles of Incorporation of the Company to increase the Company's authorized capital stock and to authorize the issuance of preferred stock.

       Only shareholders of record at the close of business on August 3, 1998, are entitled to notice of and to vote at the Special Meeting. Whether or not you expect to attend the Special Meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the Special Meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the Special Meeting.

                                       Sincerely,

                                       BIG BUCK BREWERY & STEAKHOUSE, INC.

                                       /s/ William F. Rolinski
                                       ----------------------------------------
                                       William F. Rolinski
                                       President and Chief Executive Officer
Gaylord, Michigan
August 12, 1998

                  BIG BUCK BREWERY & STEAKHOUSE, INC.
                      550 SOUTH WISCONSIN STREET
                        GAYLORD, MICHIGAN 49735


                        --------------------

                           PROXY STATEMENT
                                FOR
                   SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD
                         SEPTEMBER 15, 1998
                        --------------------


             INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Big Buck Brewery & Steakhouse, Inc. (the "Company") for use at the Special Meeting of Shareholders (the "Special Meeting") to be held at Big Buck Brewery & Steakhouse, 550 South Wisconsin Street, Gaylord, Michigan, on September 15, 1998, at 9:00 a.m. local time, or at any adjournment or postponement thereof. All shares of Common Stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the Special Meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted FOR the proposal to approve the amendment to the Company's Restated Articles of Incorporation.

       The Notice of Special Meeting, this Proxy Statement and the related proxy card are first being mailed to shareholders of the Company on or about August 12, 1998.

RECORD DATE AND OUTSTANDING COMMON STOCK

       The Board has fixed the close of business on August 3, 1998, as the Record Date for determining the holders of the Company's outstanding voting shares entitled to notice of, and to vote at, the Special Meeting. On that date, there were 5,285,000 shares of Common Stock issued, outstanding and entitled to vote.

REVOCABILITY OF PROXIES

       Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by (i) executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Special Meeting, (ii) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company prior to the vote at the Special Meeting, or (iii) appearing in person at the Special Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to Big Buck Brewery & Steakhouse, Inc., 550 South Wisconsin Street, Gaylord, Michigan 49735, Attention: Secretary of the Company, or hand-delivered to the Secretary of the Company prior to the vote at the Special Meeting.

VOTING AND SOLICITATION

       Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held of record on the Record Date.

       Expenses incurred in connection with the solicitation of proxies will be paid by the Company. The proxies are being solicited principally by mail.
 In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of Common Stock held as of the Record Date and will reimburse such persons for their reasonable expenses so incurred.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

       The presence, in person or by proxy, of the holders of at least of a majority of the shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Special Meeting. All votes will be tabulated by the inspector of election for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

       If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Special Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

       If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Special Meeting for purposes of determining a quorum, but will not be considered to be represented at the Special Meeting for purposes of calculating the vote with respect to such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information known to the Company regarding beneficial ownership of its Common Stock as of July 31, 1998, by (i) each person who is known to the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers, and (iv) all executive officers and directors as a group. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. Except as otherwise noted below, the Company knows of no agreements among its shareholders which relate to voting or investment power with respect to its Common Stock.

                                                    SHARES          PERCENT
                                                 BENEFICIALLY          OF
                                                   OWNED(1)          CLASS
                                                 ------------       -------
Perkins Capital Management, Inc.(2)............    1,031,600          17.8%
   730 East Lake Street
   Wayzata, Minnesota 55391
William F. Rolinski(3)(4)......................      859,358           16.2
Casimer I. Zaremba(3)(5)(6)....................      685,007           12.9
Blair A. Murphy, D.O.(3)(5)....................      645,007           12.2
The Perkins Opportunity Fund(7)................      600,000           10.7
   730 East Lake Street
   Wayzata, Minnesota 55391
Henry T. Siwecki(3)(5)(8)......................      146,989            2.7
Gary J. Hewett(9)..............................       61,250            1.1
Anthony P. Dombrowski(10)......................       39,000              *
All Executive Officers and Directors
as a Group (6 persons)(8)(11)..................    2,436,611          44.9%

---------------
*Represents less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire Common Stock within 60 days. The number of shares beneficially owned includes shares issuable pursuant to warrants and stock options that are exercisable within 60 days of July 31, 1998.
(2) As set forth in Schedule 13G filed with the Commission by Perkins Capital Management, Inc. ("PCM") and The Perkins Opportunity Fund ("POF") on February 12, 1998. Includes (i) 214,800 shares of Common Stock owned by the clients of PCM, (ii) 216,800 shares of Common Stock subject to currently exercisable warrants owned by the clients of PCM, (iii) 300,000 shares of Common Stock owned by POF, and (iv) 300,000 shares of Common Stock subject to currently exercisable warrants owned by POF. PCM has (i) sole power to vote 377,000 shares of Common Stock, including 300,000 shares of Common Stock owned by POF, and (ii) sole power to dispose of 1,031,600 shares of Common Stock, including 300,000 shares of Common Stock owned by POF and 300,000 shares of Common Stock subject to currently exercisable warrants owned by POF. PCM disclaims beneficial ownership of the securities owned by POF.
(3) Substantially all of the shares beneficially owned by Messrs. Rolinski, Zaremba, Murphy and Siwecki are subject to a three-year escrow agreement with Norwest Bank Minnesota, National Association, the Company and the Commissioner of Commerce for the State of Minnesota dated June 7, 1996.
(4) Includes 18,750 shares of Common Stock subject to currently exercisable options.
(5) Includes 10,000 shares of Common Stock subject to currently exercisable options.
(6) Beneficial ownership of 450,005 of these shares is shared with Walter Zaremba, Casimer Zaremba's brother.
(7) As set forth in Schedule 13G filed with the Commission by PCM and POF on February 12, 1998. Includes 300,000 shares of Common Stock subject to currently exercisable warrants. Ownership of ten percent or more of the outstanding stock of the Company requires the prior approval of the Michigan Liquor Control Commission. As a result, the warrants held by POF cannot be exercised in their entirety without such approval.
(8) Includes 6,000 shares of Common Stock subject to currently exercisable warrants.
(9)  Represents shares of Common Stock subject to currently exercisable options.
(10) Includes 33,000 shares of Common Stock subject to currently exercisable options.
(11) Includes 143,000 shares of Common Stock subject to currently exercisable options.

                                 PROPOSAL NO. 1

     APPROVAL OF THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION

       The Board of Directors of the Company has determined that it is advisable to increase the Company's authorized capital stock from 20,000,000 to 65,000,000 shares, consisting of 60,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, and has voted to recommend that the shareholders adopt an amendment to the Company's Restated Articles of Incorporation effecting the same. By action taken effective August 3, 1998, the Board approved the following resolution, subject to approval by the shareholders at the Special Meeting:

       RESOLVED, that Article III of the Restated Articles of Incorporation of Big Buck Brewery & Steakhouse, Inc. shall be amended in its entirety to read as follows:

       ARTICLE III

              A. AUTHORIZED CAPITAL. The total number of shares of stock which the Corporation shall have authority to issue is 65,000,000 shares, consisting of 60,000,000 shares of common stock, par value $0.01 per share (hereinafter referred to as the "Common Stock"), and 5,000,000 shares of preferred stock, par value $0.01 per share (hereinafter referred to as the "Preferred Stock"). The powers, designations, preferences and relative, participating, optional or other special rights (and the qualifications, limitations or restrictions thereof) of the Common Stock and the Preferred Stock are as set forth in this Article III.

              B. COMMON STOCK. The Common Stock shall be subject to the express terms of any series of Preferred Stock set forth in the Preferred Stock Designation (as defined below in Section C of this
       Article III) relating thereto. Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder of record on the books of the Corporation for the election of directors and on all other matters on which shareholders of the Corporation are entitled to vote. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in stock or otherwise.

              C. PREFERRED STOCK. The Board of Directors of the Corporation (hereinafter referred to as the "Board of Directors") is hereby expressly authorized at any time and from time to time, to create and provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the Act (hereinafter referred to as a "Preferred Stock Designation"), to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, the following: (1) the designation of and the number of shares constituting such series, which number the Board of Directors may thereafter (except as otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares of such series then outstanding or reserved for issuance); (2) the dividend rate for the payment of dividends on such series, if any, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of or any other series of capital stock, the conditions and dates upon which such dividends, if any, shall be payable, and whether such dividends, if any, shall be cumulative or non-cumulative; (3) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption; (4) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series; (5) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of, any other series of any class or classes of capital stock of, or any other security of, the Corporation or any other corporation, and, if provision be made for such conversion or exchange, the times, prices, rates, adjustments and any other terms and conditions of the such conversion or exchange; (6) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise; (7) the restrictions, if any, on the issue or reissue of shares of the same series or of any other class or series; (8) the amounts payable on and the preferences, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and (9) any other relative rights, preferences and limitations of that series.

       As of August 3, 1998, 5,285,000 shares of Common Stock were issued and outstanding and 3,782,500 shares of Common Stock were reserved for issuance upon exercise of options and warrants. In addition, pursuant to the Auburn Hills real estate purchase and leaseback agreement, the Company may be obligated to repurchase the Auburn Hills site through the issuance of up to 920,000 shares of Common Stock. As a result, 9,987,500 shares are available for issuance. At present, the Company is contemplating a private placement of Common Stock and warrants to acquire shares of Common Stock to further the Company's expansion plans. The Board believes the Company may be unable to engage in such a transaction absent an increase in the Company's authorized capital stock.

       The Board also believes that the Company would be unable to engage in future equity financing or acquisition transactions without additional shares of capital stock. The Board believes that the availability of additional shares of Common Stock, as well as the availability of shares of Preferred Stock, for issuance in the future will give the Company enhanced flexibility and permit such shares to be issued without the expense and delay of holding a meeting of the shareholders. The shares would be available for issuance by the Board without further shareholder authorization, except as may be required by law or by the rules of The Nasdaq Stock Market or any other quotation system or stock exchange on which the Common Shares may then be listed. The shareholders of the Company do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of the Company's securities.

       Other than the grant of stock options to employees and directors from time to time, and the possible private placement, there are at present no plans, understandings, arrangements or agreements with respect to any transactions that would require the Company to issue any new shares of its Common Stock.

       It is possible that material dividend requirements and sinking fund, conversion or redemption provisions, if any, which may be fixed by the Board on any series of shares at the time of issuance may have an adverse effect on the availability of earnings for distribution to holders of outstanding shares of Common Stock or on other rights of the outstanding shares of Common Stock.

       Although not intended as an anti-takeover device, issuing additional shares of Common Stock or issuing shares of Preferred Stock could impede a non-negotiated acquisition of the Company by diluting the ownership interests of a substantial shareholder, increasing the total amount of consideration necessary for a person to obtain control of the Company or increasing the voting power of friendly third parties. The Board could authorize voting rights per share that are the same as or different than the voting rights of the outstanding Common Stock.

       Approval of the amendment to the Restated Articles of Incorporation requires the affirmative vote of the holders of a majority of the shares of Common Stock. THE BOARD OF DIRECTORS CONSIDERS THIS AMENDMENT TO BE ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THIS AMENDMENT.

                            SHAREHOLDER PROPOSALS

       Shareholders wishing to present proposals for action by the shareholders at the next annual meeting must present such proposals at the principal offices of the Company not later than January 15, 1999. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

                                       Sincerely,

                                       BIG BUCK BREWERY & STEAKHOUSE, INC.

                                       /s/ William F. Rolinski
                                       ----------------------------------------
                                       William F. Rolinski
                                       President and Chief Executive Officer

Gaylord, Michigan
August 12, 1998

                      BIG BUCK BREWERY & STEAKHOUSE, INC.
                           550 SOUTH WISCONSIN STREET
                            GAYLORD, MICHIGAN 49735

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of Big Buck Brewery & Steakhouse, Inc., a Michigan corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated August 12, 1998, and hereby appoints William F. Rolinski and Anthony P. Dombrowski, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of the Company to be held at Big Buck Brewery & Steakhouse, 550 South Wisconsin Street, Gaylord, Michigan, on September 15, 1998, at 9:00 a.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of Common Stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1. To approve an amendment to the Restated Articles of Incorporation of the Company to increase the Company's authorized capital stock and to authorize the issuance of preferred stock.

       / /  FOR                 / /  AGAINST             / /  ABSTAIN

                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

    Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                           Dated: ------------------------------

                                           -------------------------------------

                                           -------------------------------------

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.